Exhibit 99.1
BRINKER INTERNATIONAL REPORTS SECOND QUARTER OF FISCAL 2022 RESULTS
DALLAS (February 2, 2022) – Brinker International, Inc. (NYSE: EAT) today announced results for the second quarter of fiscal 2022 ended December 29, 2021.
“I am pleased with Brinker’s results and the progression of performance throughout the second quarter” said Wyman Roberts, Chief Executive Officer and President. “Our brands had strong holiday performance, demonstrating the power of the business model when volumes return. We still have growth ahead of us, and the opportunity to leverage scale and move the business forward.”
Fiscal 2022 Highlights - Second Quarter
•Brinker International’s Company sales in the second quarter of fiscal 2022 increased to $904.5 million as compared to $746.2 million in the second quarter of fiscal 2021.
•Chili’s Company sales in the second quarter of fiscal 2022 increased to $791.9 million as compared to $683.0 million in the second quarter of fiscal 2021.
•Maggiano’s Company sales in the second quarter of fiscal 2022 increased to $112.6 million as compared to $63.2 million in the second quarter of fiscal 2021.
•Operating income in the second quarter of fiscal 2022 increased to $39.8 million as compared to $22.1 million in the second quarter of fiscal 2021. Operating income, as a percentage of Total revenues, in the second quarter of fiscal 2022 increased to 4.3% as compared to 2.9% in the second quarter of fiscal 2021.
•Restaurant operating margin, as a percentage of Company sales, in the second quarter of fiscal 2022 increased to 11.0% as compared to 10.7% in the second quarter of fiscal 2021.
•Net income per diluted share, on a GAAP basis, in the second quarter of fiscal 2022 increased to $0.60 as compared to $0.26 in the second quarter of fiscal 2021.
•Net income per diluted share, excluding special items, in the second quarter of fiscal 2022 increased to $0.71 as compared to $0.35 in the second quarter of fiscal 2021.
•Net cash provided by operating activities through the second quarter of fiscal 2022 was $107.4 million, and capital expenditures totaled $74.1 million resulting in free cash flow of $33.3 million.
•Adjusted EBITDA in the second quarter of fiscal 2022 increased to $87.8 million as compared to $64.7 million in the second quarter of fiscal 2021.
•The Company completed the acquisition of 37 Chili’s restaurants on October 31, 2021 that were previously owned by a franchisee.
•To recognize the hard work of our employees, we closed our Chili’s restaurants early on Christmas Eve this year. Also, Christmas Day occurred in the second quarter of fiscal 2022 compared to the third quarter of fiscal 2021. Company sales would have been 2.0% higher without these impacts.
For comparable restaurant sales details and non-GAAP reconciliations, please refer to the Non-GAAP Information and Reconciliations section of this release.

Comparable Restaurant Sales(1)

	Fiscal 22 vs Fiscal 21	Fiscal 22 vs Fiscal 20(2)
	Q2	Q2
Brinker	17.7%	3.5%
Chili’s	12.1%	5.0%
Maggiano’s	78.1%	(5.6)%
(1)Comparable Restaurant Sales include restaurants that have been in operation for more than 18 months except acquired restaurants which are included after 12 months of ownership. Restaurants temporarily closed 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)Represents comparable restaurant sales for the periods presented to the same operating periods prior to the COVID-19 pandemic.
Financial Metrics

	Second Quarter
	2022	2021	2020
Company sales	$904.5	$746.2	$847.5
Total revenues	$925.8	$760.7	$869.3

Operating income	$39.8	$22.1	$43.5
Operating income as a percentage of Total revenues	4.3%	2.9%	5.0%
Restaurant operating margin, non-GAAP(1)	$99.6	$80.2	$107.9
Restaurant operating margin as a percentage of Company sales, non-GAAP(1)	11.0%	10.7%	12.7%
Adjusted EBITDA, non-GAAP(1)	$87.8	$64.7	$95.1

Net income per diluted share	$0.60	$0.26	$0.73
Net income per diluted share, excluding special items, non-GAAP(1)	$0.71	$0.35	$1.01
(1)See Non-GAAP Information and Reconciliations section below for more details.

Second Quarter of Fiscal 2022 Operating Performance
Segment Performance
The table below presents selected financial information (in millions, except as noted) related to our segments’ operational performance for the thirteen week periods ended December 29, 2021 and December 23, 2020:

	Chili’s			Maggiano’s
	Second Quarter		Variance	Second Quarter		Variance
	2022	2021		2022	2021
Company sales	$791.9	$683.0	$108.9	$112.6	$63.2	$49.4
Franchise and other revenues	16.3	13.4	2.9	5.0	1.1	3.9
Total revenues	$808.2	$696.4	$111.8	$117.6	$64.3	$53.3

Company restaurant expenses(1)	$707.4	$605.8	$101.6	$97.3	$59.7	$37.6
Company restaurant expenses as a % of Company sales	89.3%	88.7%	0.6%	86.4%	94.5%	(8.1)%

Operating income (loss)	$56.0	$50.0	$6.0	$15.0	$(0.9)	$15.9
Operating income (loss) as a % of Total revenues	6.9%	7.2%	(0.3)%	12.8%	(1.4)%	14.2%

Restaurant operating margin - non-GAAP	$84.5	$77.2	$7.3	$15.3	$3.5	$11.8
Restaurant operating margin as a % of Company sales - non-GAAP	10.7%	11.3%	(0.6)%	13.6%	5.5%	8.1%
(1)    Company restaurant expenses includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges.
Chili’s
•Chili’s Company sales increased primarily due to higher dining room sales, partially offset by a decrease in off-premise sales.
•Chili’s Company restaurant expenses, as a percentage of Company sales, increased primarily due to increased restaurant labor costs including wage rates, training and overtime as well as higher commodity costs and utilities expenses. These increases were partially offset by sales leverage, favorable menu pricing and lower delivery fees.
•Chili’s Franchise and other revenues increased primarily due to higher dining room sales and traffic at our franchise restaurants resulting in higher royalty income. Our Chili’s franchisees generated sales of approximately $201.8 million in the second quarter of fiscal 2022 compared to $187.0 million in the second quarter of fiscal 2021.
Maggiano’s
•Maggiano’s Company sales increased primarily due to higher dining and banquet room sales.
•Maggiano’s Company restaurant expenses, as a percentage of Company sales, decreased primarily due to sales leverage, partially offset by increased restaurant labor costs including wage rates, training, overtime and manager bonuses, higher supervision expenses, repairs and maintenance and commodity pricing.
•Maggiano’s Franchise and other revenues increased primarily due to higher banquet service charge income related to increased banquet traffic.

Income Taxes
•On a GAAP basis, the effective income tax rate was 5.2% in the second quarter of fiscal 2022 which is lower than the statutory rate of 21.0% due to leverage of the FICA tip tax credit. Excluding the impact of special items, the effective income tax rate was 9.4% in the second quarter of fiscal 2022.
Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter and business updates. The call will be broadcast live on Brinker’s website today, February 2, 2022 at 9 a.m. CST:
http://investors.brinker.com/events/event-details/q2-2022-brinker-international-earnings-conference-call
For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter and will remain on Brinker’s website until at least the end of the day February 16, 2022.
Additional financial information, including statements of income which detail operations excluding special items, franchise and other revenues, and comparable restaurant sales trends by brand, is also available on Brinker’s website under the Financial Information section of the Investor tab.
Forward Calendar
•SEC Form 10-Q for the second quarter of fiscal 2022 filing on or before February 7, 2022
•Earnings release call for the third quarter of fiscal 2022 on May 4, 2022
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, Maggiano’s Little Italy® and two virtual brands: It’s Just Wings® and Maggiano’s Italian Classics™. Founded by Norman Brinker in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in 29 countries and two U.S. territories. Our passion is making people feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, uncertainty of the magnitude, duration, geographic reach and impact of the coronavirus ("COVID-19") pandemic on local, national and global economies; the current, and uncertain future, impact of the COVID-19 pandemic and governments'

responses to it on our industry, business, growth, reputation, projections, prospects, financial condition, operations, cash flows, and liquidity; the impact of competition; changes in consumer preferences; consumer perception of food safety; reduced disposable income; unfavorable publicity; increased minimum wages; governmental regulations; the impact of mergers, acquisitions, divestitures and other strategic transactions; the Company's ability to meet its business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management; the impact of social media; failure to protect the security of data of our guests and team members; product availability; regional business and economic conditions; litigation; franchisee success; inflation; changes in the retail industry; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; actions of activist shareholders; adverse weather conditions; terrorist acts; health epidemics or pandemics (such as COVID-19); and tax reform; as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

BRINKER INTERNATIONAL, INC.
Consolidated Statements of Comprehensive Income (Unaudited)
(In millions, except per share amounts)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	December 29, 2021	December 23, 2020	December 29, 2021	December 23, 2020
Revenues
Company sales	$904.5	$746.2	$1,764.1	$1,474.4
Franchise and other revenues(1)	21.3	14.5	38.1	26.4
Total revenues	925.8	760.7	1,802.2	1,500.8
Operating costs and expenses
Food and beverage costs	252.8	198.9	487.1	392.4
Restaurant labor	315.4	255.8	620.3	503.8
Restaurant expenses	236.7	211.3	468.0	413.8
Depreciation and amortization	41.6	37.2	80.9	74.6
General and administrative	33.1	30.0	69.6	60.5
Other (gains) and charges(2)	6.4	5.4	10.9	9.2
Total operating costs and expenses	886.0	738.6	1,736.8	1,454.3
Operating income	39.8	22.1	65.4	46.5
Interest expenses	11.2	14.4	23.7	29.0
Other income, net	(0.5)	(0.5)	(0.8)	(0.9)
Income before income taxes	29.1	8.2	42.5	18.4
Provision (benefit) for income taxes	1.5	(3.8)	1.7	(4.3)
Net income	$27.6	$12.0	$40.8	$22.7

Basic net income per share	$0.61	$0.26	$0.90	$0.50

Diluted net income per share	$0.60	$0.26	$0.88	$0.49

Basic weighted average shares outstanding	45.1	45.3	45.5	45.2

Diluted weighted average shares outstanding	45.9	46.1	46.4	45.9

Other comprehensive income (loss)
Foreign currency translation adjustments(3)	$(0.1)	$0.5	$(0.5)	$0.8
Other comprehensive income (loss)	(0.1)	0.5	(0.5)	0.8
Comprehensive income	$27.5	$12.5	$40.3	$23.5
(1)Franchise and other revenues include franchise royalties, gift card breakage, Maggiano’s banquet service charge income, delivery service income, digital entertainment revenues, franchise advertising fees, franchise and development fees, merchandise income and gift card discount costs from third-party gift card sales.

(2)    Other (gains) and charges included in the Consolidated Statements of Comprehensive Income (Unaudited) included (in millions):

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	December 29, 2021	December 23, 2020	December 29, 2021	December 23, 2020
Lease contingencies	$2.9	$—	$2.9	$—
Remodel-related costs	1.6	0.7	3.1	0.9
Acquisition-related costs, net	0.9	—	0.9	—
Enterprise system implementation costs	0.3	—	0.9	—
Restaurant closure charges	0.3	0.4	0.5	1.9
COVID-19 related charges	(0.8)	1.0	(0.5)	2.2
Restaurant impairment charges	—	2.5	—	2.5
Other	1.2	0.8	3.1	1.7
	$6.4	$5.4	$10.9	$9.2
(3)    Represents the unrealized impact of translating the financial statements of our Canadian restaurants from Canadian dollars to U.S. dollars. This amount is not included in Net income and would only be realized upon disposition of these restaurants.
BRINKER INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	December 29, 2021	June 30, 2021
ASSETS
Total current assets	$220.6	$207.2
Net property and equipment	840.3	774.8
Operating lease assets	1,095.2	1,007.4
Deferred income taxes, net	53.6	50.9
Other assets	247.6	234.6
Total assets	$2,457.3	$2,274.9
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Total current liabilities	$569.4	$571.6
Long-term debt and finance leases, less current installments	1,047.3	917.9
Long-term operating lease liabilities, less current portion	1,086.6	1,006.7
Other liabilities	81.4	82.0
Total shareholders’ deficit	(327.4)	(303.3)
Total liabilities and shareholders’ deficit	$2,457.3	$2,274.9

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Twenty-Six Week Periods Ended
	December 29, 2021	December 23, 2020
Cash flows from operating activities
Net income	$40.8	$22.7
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	80.9	74.6
Stock-based compensation	9.9	6.9
Restructure and impairment charges	5.4	3.8
Net loss on disposal of assets	1.6	0.8
Other	2.1	1.7
Changes in assets and liabilities	(33.3)	19.5
Net cash provided by operating activities	107.4	130.0
Cash flows from investing activities
Payments for property and equipment	(74.1)	(37.1)
Payments for franchise restaurant acquisitions	(104.5)	—
Proceeds from sale leaseback transactions, net of related expenses	20.5	—
Proceeds from sale of assets	—	1.3
Proceeds from note receivable	—	1.3
Net cash used in investing activities	(158.1)	(34.5)
Cash flows from financing activities
Borrowings on revolving credit facility	487.5	28.4
Payments on revolving credit facility	(355.0)	(95.0)
Purchases of treasury stock	(74.7)	(3.9)
Payments on long-term debt	(11.7)	(9.8)
Payments for debt issuance costs	(3.1)	(2.2)
Payments of dividends	(1.0)	(1.3)
Proceeds from issuance of treasury stock	0.4	8.5
Net cash provided by (used in) financing activities	42.4	(75.3)
Net change in cash and cash equivalents	(8.3)	20.2
Cash and cash equivalents at beginning of period	23.9	43.9
Cash and cash equivalents at end of period	$15.6	$64.1

BRINKER INTERNATIONAL, INC.
Restaurant Summary

			Fiscal 2022 New Openings
	Total Restaurants Open at December 29, 2021	Total Restaurants Open at December 23, 2020	Second Quarter Openings	Fiscal Year Openings	Full Year Projected Openings
Company-owned restaurants
Chili’s domestic(1)	1,125	1,061	1	2	4
Chili’s international	5	5	—	—	—
Maggiano’s domestic	52	52	—	—	—
Total Company-owned	1,182	1,118	1	2	4
Franchise restaurants
Chili’s domestic(1)	109	171	1	1	3
Chili’s international	360	364	5	8	10-13
Maggiano’s domestic	2	2	—	—	—
Total franchise	471	537	6	9	13-16
Total Company-owned and franchise
Chili’s domestic	1,234	1,232	2	3	7
Chili’s international	365	369	5	8	10-13
Maggiano’s domestic	54	54	—	—	—
Total	1,653	1,655	7	11	17-20
(1)    During the second quarter of fiscal 2022, we acquired 37 Chili's restaurants previously owned by a franchisee. The acquisition of these restaurants is not reflected in the Second Quarter Openings or Full Year Projected Openings totals as these are existing restaurant locations transitioning ownership. These acquired restaurants are included in the total restaurants open at December 29, 2021 within the total for Company-owned restaurants Chili's domestic.
NON-GAAP INFORMATION AND RECONCILIATIONS
Comparable Restaurant Sales
Q2 22 and Q2 21

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift(2)		Traffic
	Q2:22 vs 21	Q2:21 vs 20	Q2:22 vs 21	Q2:21 vs 20	Q2:22 vs 21	Q2:21 vs 20	Q2:22 vs 21	Q2:21 vs 20
Company-owned	17.7%	(12.1)%	2.1%	0.4%	6.8%	(7.7)%	8.8%	(4.8)%
Chili’s	12.1%	(6.3)%	2.4%	0.5%	3.4%	(5.0)%	6.3%	(1.8)%
Maggiano’s	78.1%	(47.0)%	(0.1)%	0.7%	24.9%	(9.9)%	53.3%	(37.8)%
Chili’s franchise(3)	17.0%	(9.0)%
U.S.	4.8%	(4.7)%
International	27.7%	(16.2)%
Chili’s domestic(4)	11.5%	(6.1)%
System-wide(5)	17.6%	(11.7)%
(1)    Comparable Restaurant Sales include all restaurants that have been in operation for more than 18 months except acquired restaurants which are included after 12 months of ownership. Restaurants temporarily closed 14 days or more are excluded from Comparable Restaurant Sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)    Mix-Shift is calculated as the year-over-year percentage change in Company sales resulting from the change in menu items ordered by guests.

(3)    Chili’s franchise sales generated by franchisees are not included in Total revenues in the Consolidated Statements of Comprehensive Income (Unaudited); however, we generate royalty revenues and advertising fees based on franchisee revenues, where applicable. We believe presenting Chili’s franchise comparable restaurant sales provides investors relevant information regarding total brand performance.
(4)    Chili’s domestic Comparable Restaurant Sales percentages are derived from sales generated by Company-owned and franchise-operated Chili’s restaurants in the United States.
(5)    System-wide Comparable Restaurant Sales are derived from sales generated by Company-owned Chili’s and Maggiano’s restaurants and sales generated at franchise-operated Chili’s restaurants.
Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	Q2 22	EPS Q2 22	Q2 21	EPS Q2 21
Net income - GAAP	$27.6	$0.60	$12.0	$0.26
Special items - Other (gains) and charges(1)	6.4	0.14	5.4	0.12
Special items - Depreciation	0.2	0.00	0.1	0.00
Income tax effect related to special items(2)	(1.7)	(0.03)	(1.4)	(0.03)
Special items, net of taxes	4.9	0.11	4.1	0.09
Adjustment for special tax items	(0.2)	0.00	0.0	0.00
Net income, excluding special items - Non-GAAP	$32.3	$0.71	$16.1	$0.35
(1)    Special items - Other (gains) and charges represents Other (gains) and charges for each period presented. See Footnote “(2)” to the Consolidated Statements of Comprehensive Income (Unaudited) for additional details on the composition of Other (gains) and charges.
(2)    Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period presented.
Reconciliation of Restaurant Operating Margin (in millions, except percentages)
Q2 22

	Chili’s		Maggiano’s		Brinker
	Q2 22	Q2 21	Q2 22	Q2 21	Q2 22	Q2 21
Operating income (loss) - GAAP	$56.0	$50.0	$15.0	$(0.9)	$39.8	$22.1
Operating income (loss) as a percentage of Total revenues	6.9%	7.2%	12.8%	(1.4)%	4.3%	2.9%

Operating income (loss) - GAAP	$56.0	$50.0	$15.0	$(0.9)	$39.8	$22.1
Less: Franchise and other revenues	(16.3)	(13.4)	(5.0)	(1.1)	(21.3)	(14.5)
Plus: Depreciation and amortization	35.4	30.8	3.4	3.4	41.6	37.2
General and administrative	7.2	5.4	1.9	1.3	33.1	30.0
Other (gains) and charges	2.2	4.4	—	0.8	6.4	5.4
Restaurant operating margin - non-GAAP	$84.5	$77.2	$15.3	$3.5	$99.6	$80.2
Restaurant operating margin as a percentage of Company sales	10.7%	11.3%	13.6%	5.5%	11.0%	10.7%
Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded.
We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to food and beverage sales at Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.
Reconciliation of Adjusted EBITDA (in millions)
Brinker believes presenting Adjusted EBITDA provides a useful measure of our operating performance, excluding the impacts of financing costs, capital expenditures and special items. Adjusted EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation. We define Adjusted EBITDA as Operating income before Depreciation and amortization and Other (gains) and charges.

	Q2 22	Q2 21	Q2 20
Operating income - GAAP	$39.8	$22.1	$43.5
Depreciation and amortization	41.6	37.2	39.3
Other (gains) and charges	6.4	5.4	12.3
Adjusted EBITDA, non-GAAP	$87.8	$64.7	$95.1
Reconciliation of Free Cash Flow (in millions)
Brinker believes presenting free cash flow provides a useful measure to evaluate the cash flow available for reinvestment after considering the capital requirements and expenditures of our business operations.

Twenty-Six Week Period Ended December 29, 2021
Cash flows provided by operating activities - GAAP	$107.4
Capital expenditures	(74.1)
Free cash flow - non-GAAP	$33.3
Fiscal 2020 Non-GAAP Reconciliations
For the second quarter of fiscal 2020 non-GAAP reconciliations not provided above, please refer to the Current Report on Form 8-K dated January 29, 2020.

FOR ADDITIONAL INFORMATION, CONTACT:

MIKA WARE
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019